Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054
James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Fourth Quarter and Full Year 2022 Financial Results

Santa Clara, Calif.—February 1, 2023—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the fiscal fourth quarter and year ended December 31, 2022.

Fiscal 2022 Highlights

•

Exceeded financial performance objectives for the year, with $36 million in revenues, 42% gross margins, and solid cash flow performance, resulting in $113 million in total cash, cash equivalents, restricted cash, and investments at year end

•	Record-level orders of $133 million for the year, contributing to year-end backlog of $122 million, establishing the foundation for future revenue growth

•	Entered into a joint development agreement (JDA) with a leading provider of glass and glass ceramic materials, adding a significant new revenue opportunity in the consumer electronics display industry

“The fourth quarter marked a great finish to 2022, culminating in the completion of the joint development agreement for our ground-breaking TRIO™ platform,” said Nigel Hunton, president and chief executive officer of Intevac.” The TRIO provides an innovation in technology for the coating of glass and glass ceramic materials on consumer devices that builds upon our decades of materials science expertise in high-productivity manufacturing environments. The agreement includes approximately $100 million in system revenue over five years, in order for our customer to maintain exclusive access to the TRIO platform for consumer electronics applications.

“The record level of orders and backlog for our HDD business in 2022 established a solid foundation for growth for the next several years, and we look forward to gaining momentum in both businesses in 2023 in order to position Intevac for a major growth year in 2024, which is when we expect to return to a full year of profitable and cash-flow positive results. Finally, the strength of our balance sheet remains critically important to our customers, partners, suppliers, and stockholders, and we are pleased to report a net use of cash of only $8 million over the course of 2022.” Mr. Hunton concluded, “We will continue to maintain a strong balance sheet as we make the necessary investments for transformational growth ahead.”

($ Millions, except per share amounts)

	Q4 2022		Q4 2021
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$11.3	$11.3	$15.9	$15.9
Operating Loss	$(3.3)	$(3.3)	$(6.8)	$(5.8)
Net Income (Loss)	$(3.2)	$(3.2)	$43.5	$(6.3)
Net Income (Loss) per Share	$(0.12)	$(0.13)	$1.77	$(0.25)

	Year Ended		Year Ended
	December 31, 2022		January 1, 2022
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$35.8	$35.8	$38.5	$38.5
Operating Loss	$(16.5)	$(13.8)	$(22.5)	$(21.2)
Net Income (Loss)	$(17.1)	$(14.1)	$26.6	$(21.7)
Net Income (Loss) per Share	$(0.68)	$(0.56)	$1.09	$(0.89)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (i) restructuring charges, (ii) fixed asset disposals associated with a restructuring program, (iii) discontinued operations and (iv) litigation settlements. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2022 Summary

Revenues were $11.3 million, compared to $15.9 million in the fourth quarter of 2021 and $10.8 million in the third quarter of 2022, and consisted of HDD upgrades, spares and service for each period. Gross margin was 44.3%, compared to 3.6% in the fourth quarter of 2021 and 45.5% in the third quarter of 2022. Fourth quarter 2021 balances reflected additional inventory reserves of $8.4 million. Operating expenses were $8.3 million, compared to $7.3 million in the fourth quarter of 2021 and $8.1 million in the third quarter of 2022.

The net loss for the quarter was $3.2 million, or $0.12 per diluted share, compared to net income of $43.5 million, or $1.77 per diluted share, in the fourth quarter of 2021. The non-GAAP net loss for the fourth quarter of 2022 was $3.2 million, or $0.13 per diluted share, compared to the non-GAAP net loss for the fourth quarter of 2021 of $6.3 million, or $0.25 per diluted share.

Fiscal Year 2022 Summary

Revenues were $35.8 million, compared to 2021 revenues of $38.5 million, and consisted of HDD upgrades, spares and service in 2022, compared to HDD upgrades, spares and service and one INTEVAC MATRIX® system in 2021. Gross margin was 42.2% compared to 18.3% in 2021, and operating expenses were $31.6 million compared to $29.5 million in 2021. The net loss was $17.1 million, or $0.68 per diluted share, compared to net income of $26.6 million, or $1.09 per diluted share, for fiscal 2021. The non-GAAP net loss was $14.1 million or $0.56 per diluted share, compared to the non-GAAP net loss of $21.7 million or $0.89 per diluted share for fiscal 2021.

Order backlog was $121.7 million on December 31, 2022, compared to $110.4 million on October 1, 2022 and $24.7 million on January 1, 2022. Backlog at December 31, 2022 and October 1, 2022 included eleven 200 Lean HDD systems. Backlog at January 1, 2022 included one 200 Lean HDD system.

The Company ended the year with $112.8 million of total cash, cash equivalents, restricted cash and investments and $122.4 million in tangible book value.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (i) restructuring charges, (ii) fixed asset disposals associated with a restructuring program, (iii) discontinued operations and (iv) litigation settlements. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13735284. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/intevac02012023_en/en or on the Company’s investor relations website at https://ir.intevac.com/.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, over the last 20 years we have delivered over 180 of our industry-leading 200 Lean® systems, which currently represent the majority of the world’s capacity for HDD disk media production. Today, we believe that all of the technology upgrade initiatives for next-generation media for the HDD industry, along with planned media capacity additions over the next several years, are being deployed on our 200 Lean platform. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional applications, such as protective coatings for the display cover glass market.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® and TRIO™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential and future financial performance. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global economic impacts of COVID-19 including shipment delays, availability of components, supply chain constraints and other disruptions related to COVID-19, and changes in market dynamics that could change the delivery schedule of our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except percentages and per share amounts)

	Three months ended		Year ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net revenues	$11,259	$15,919	$35,761	$38,524
Gross profit	4,986	576	15,086	7,067
Gross margin	44.3%	3.6%	42.2%	18.3%
Operating expenses
Research and development	3,383	2,785	13,722	12,176
Selling, general and administrative	4,869	4,562	17,876	17,367

Total operating expenses	8,252	7,347	31,598	29,543

Operating loss	(3,266)	(6,771)	(16,512)	(22,476)
Interest income and other income (expense), net	362	(81)	1,085	(6)

Loss from continuing operations before provision for income taxes	(2,904)	(6,852)	(15,427)	(22,482)
Provision for income taxes	335	417	1,327	575

Net loss from continuing operations	$(3,239)	$(7,269)	$(16,754)	$(23,057)
Income (loss) from discontinued operations:
Income (loss) from Photonics division, net of tax	73	(3,589)	(321)	(4,664)
Gain on sale of Photonics division, net of tax	—	54,341	—	54,341

Total income (loss) from discontinued operations, net of tax	73	50,752	(321)	49,677

Net income (loss)	$(3,166)	$43,483	$(17,075)	$26,620

Net income (loss) per share (basic and diluted)
Continuing operations	$(0.13)	$(0.30)	$(0.67)	$(0.95)

Discontinued operations	$0.00	$2.06	$(0.01)	$2.04

Net income (loss)	$(0.12)	$1.77	$(0.68)	$1.09

Weighted average common shares outstanding
Basic and Diluted	25,457	24,596	25,192	24,348

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	December 31, 2022	January 1, 2022
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$94,445	$112,949
Accounts receivable, net	15,823	14,261
Inventories	30,003	5,791
Prepaid expenses and other current assets	1,898	1,827

Total current assets	142,169	134,828
Long-term investments	17,585	7,427
Restricted cash	786	786
Property, plant and equipment, net	3,658	4,759
Operating lease right-of-use assets	3,390	4,520
Intangible assets, net	1,090	—
Other long-term assets	4,381	5,449

Total assets	$173,059	$157,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$3,404	$3,119
Accounts payable	11,610	5,320
Accrued payroll and related liabilities	3,087	5,505
Other accrued liabilities	5,430	3,665
Customer advances	2,444	2,107

Total current liabilities	25,975	19,716
Non-current liabilities
Non-current operating lease liabilities	1,417	3,675
Customer advances	22,215	—
Other long-term liabilities	—	363

Total non-current liabilities	23,632	4,038
Stockholders’ equity
Common stock ($0.001 par value)	26	25
Additional paid-in capital	206,355	199,073
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income (loss)	(193)	578
Accumulated deficit	(53,185)	(36,110)

Total stockholders’ equity	123,452	134,015

Total liabilities and stockholders’ equity	$173,059	$157,769

Note: Amounts as of January 1, 2022 are derived from the January 1, 2022 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(3,266)	$(6,771)	$(16,512)	$(22,476)
Litigation settlement[1]	12	1,000	12	1,000
Restructuring charges[2]	—	—	1,232	319
Loss on fixed asset disposals[3]	—	—	1,453	—

Non-GAAP Operating Loss	$(3,254)	$(5,771)	$(13,815)	$(21,157)

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$(3,166)	$43,483	$(17,075)	$26,620
Continuing operations:
Litigation settlement[1]	12	1,000	12	1,000
Restructuring charges[2]	—	—	1,232	319
Loss on fixed asset disposals[3]	—	—	1,453	—
Income tax effect of non-GAAP adjustments[4]	—	—	—	—
Discontinued operations[5]	(73)	(50,752)	321	(49,677)

Non-GAAP Net Loss	$(3,227)	$(6,269)	$(14,057)	$(21,738)

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income (loss) per diluted share (GAAP basis)	$(0.12)	$1.77	$(0.68)	$1.09
Continuing operations:
Litigation settlement[1]	$0.00	$0.04	$0.00	$0.04
Restructuring charges[2]	$—	$—	$0.05	$0.01
Loss on fixed asset disposals[3]	$—	$—	$0.06	$—
Discontinued operations: [5]	$(0.00)	$(2.06)	$0.01	$(2.04)
Non-GAAP Net Loss Per Diluted Share	$(0.13)	$(0.25)	$(0.56)	$(0.89)
Weighted average number of diluted shares	25,457	24,596	25,192	24,348

[1]

The amount represents the accrual for settlement of the Private Attorneys General Act (“PAGA”) lawsuit. The Company participated in a confidential mediation on February 1, 2022, and reached a settlement resolving the PAGA claim. The settlement was paid on January 20, 2023 and effectively extinguished the lawsuit.

[2]	Results for the years ended December 31, 2022 and January 1, 2022 include severance and other employee-related costs related to restructuring programs.
[3]	The amount represents fixed asset disposals under the 2022 restructuring plan.
[4]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

[5]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.